UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): August 6, 2020

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 200, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2020, Novo Integrated Sciences, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Christopher David, the Company’s President and a member of the board of directors, effective August 5, 2020.

Pursuant to the terms of the Employment Agreement, Mr. David agreed to serve as the Company’s President. In consideration thereof, the Company agreed to pay Mr. David a monthly salary of $8,000. In addition, the Company agreed to grant Mr. David an option to purchase 5,750,000 shares of the Company’s common stock at an exercise price of $0.30 per share. The option will vest fully on the date of grant and expire on August 6, 2025. Such option was granted to Mr. David on August 6, 2020 pursuant to that certain Option Agreement #32, a copy of which is filed as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference.

The Employment Agreement terminates either (i) upon the effective date that the Company’s common stock is uplisted to a national exchange (NASDAQ or NYSE); or (ii) upon the effective date the Company’s current Chief Executive Officer, Robert Mattacchione, is no longer the Company’s Chief Executive Officer. In addition, the Company may terminate Mr. David at any time, with or without Cause (as hereinafter defined); provided, however, that if the Company terminates Mr. David without Cause, the option granted in referenced in the Employment Agreement will be deemed granted and fully vested and is not subject to revocation or return. “Cause” means Mr. David must have (i) been willful, gross or persistent in his inattention to his duties or he committed acts which constitute willful or gross misconduct and, after written notice of the same, has been given the opportunity to cure the same within 30 days after such notice, or (ii) been found guilty of having committed actual fraud against the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 11, 2020, the Company issued a press release announcing that it has engaged Maxim Group LLC as its financial advisor to assist the Company in articulating its growth strategy to the investment community and with its aspiration to uplist to a national exchange. The timing/viability of any uplist process will be dependent on a multitude of factors, including but not limited to: (i) the Company’s future gross and net revenues, (ii) its future market capitalization and (iii) overall market conditions in the future.

A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the websites is not a part of this Current Report on Form 8-K.

The information included in Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated August 6, 2020 between the registrant and Christopher David.
10.2	Option Agreement #32 dated August 6, 2020.
99.1	Press release of the registrant dated August 11, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: August 12, 2020	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer